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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 33-39155), Form
S-3 (File No. 33- 74982) and Form S-3 (File No. 33-59379).



San Francisco, California                             ARTHUR
ANDERSEN LLP
March 12, 1996


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